UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 22, 2012

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.

On February 22, 2012, Iconix Brand Group, Inc., a Delaware corporation, (the “Registrant”) issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2011. As noted in the press release, the Registrant has provided certain non−U.S. generally accepted accounting principles (“GAAP”) financial measures, the reasons it provided such measures and a reconciliation of the non−U.S. GAAP measures to U.S. GAAP measures. Readers should consider non−GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. A copy of the Registrant’s press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2012, the Registrant’s Board of Directors (the “Board”) amended and restated the Bylaws. The following provisions of the By-laws were amended:

(i)	Article I Section 5 to, among other things, establish procedures for actions taken by written consent of the stockholders;

(ii)	Article I Section 6 to clarify that the Registrant shall be entitled to treat the holder of record of capital stock as the holder;

(iii)	Article I Section 7 to (a) provide the Registrant’s Board with authority to fix the time, date and place of stockholder meetings and postpone previously scheduled meetings, (b) revise the procedures for calling stockholder meetings, (c) include an advance notice provision for stockholders to propose matters for a vote at stockholder meetings, (d) amend the provision relating to the conduct of stockholder meetings and (e) change the quorum for a stockholder meeting from one-third of the outstanding shares to two-thirds of the outstanding shares;

(iv)	Article I Section 9 to add a new provision setting forth procedures for adjourning stockholder meetings;

(v)	Article II Section 2 to clarify that the number of directors shall be fixed by the Board of Directors;

(vi)	Article II Section 3 to provide that only the Board may fill a vacancy on the Board;

(vii)	Article II Section 5 to add a new provision setting forth procedures for stockholder nominations of directors;

(viii)	Article II Section 6 to increase the voting requirement for removal of directors from one-half of the shares entitled to vote at an election of directors to two-thirds of the shares entitled to vote at an election of directors.

(ix)	Article II Section 9 to add a new provision setting forth director qualifications;

(x)	Article VI to set forth the voting requirements for the amendment and repeal of the By-laws, in whole or in part, by directors or by stockholders;

(xi)	Article VII Section 2 to (a) provide for the advancement of expenses to an indemnified person in advance of a proceeding and (b) provide for the payment of an indemnified person’s expenses to enforce his or her rights under the indemnification provisions of the By-laws; and

(xii)	Article VII Section 3 to clarify that Article VII does not limit the Registrant’s rights and powers to purchase and maintain insurance or create funds to secure or insure its indemnification obligations.

In addition, other clarifying and conforming changes were made in the amendment and restatement of the Registrant’s By-laws.

The description of the amendments to the Bylaws described in this Report does not purport to be complete and is qualified in its entirety by the language in the amended Bylaws, a copy of which is filed as Exhibit 3(iii) to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3(iii)	Restated and Amended By-Laws of Iconix Brand Group, Inc.

99.1	Press Release of Iconix Brand Group, Inc. dated February 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Executive Vice President and Chief Financial Officer

Date: February 28, 2012